Exhibit 10.8
SECOND AMENDED AND RESTATED PROMISSORY NOTE

US$80,000,000	January 5, 2007

     FOR VALUE RECEIVED, each of the undersigned, ROYAL GOLD, INC., a corporation organized and existing under the laws of Delaware (“Royal Gold”) and HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of Delaware (“High Desert”, with each of Royal Gold and High Desert individually referred to as a “Maker” and collectively referred to as the “Makers”), on a joint and several liability basis, hereby promises to pay to the order of HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), or other holder hereof (with HSBC and any other holder hereof sometimes referred to herein as “Holder”), at the place and times provided in the Loan Agreement (defined below), the principal sum of Eighty Million Dollars (US$80,000,000) or, if less, the principal amount of all Loans made by the Lender from time to time or otherwise outstanding pursuant to the Second Amended and Restated Loan Agreement dated as of January 5, 2007 among the Makers and HSBC (as amended, restated, supplemented or otherwise modified in accordance with its terms, the “Loan Agreement”). Subject to the Loan Agreement, the Makers may borrow, voluntarily repay and reborrow amounts hereunder during the availability period. Capitalized terms used in this Note and not defined herein shall have the meanings assigned thereto in the Loan Agreement.
     This Note evidences the obligation of the Makers to repay all sums Advanced by HSBC to the Makers as Loans pursuant to the Loan Agreement.
     This Note represents an extension and renewal of the outstanding principal amount of, and an amendment to, replacement of and substitution for, the Amended and Restated Promissory Note dated December 14, 2005 made by Royal Gold and payable to HSBC (the “Existing Note”). The indebtedness evidenced by the Existing Note is a continuing indebtedness and nothing contained herein shall be construed to deem paid the Existing Note or to release, terminate or in any way impair any mortgage, pledge, lien or security interest given to secure payment and performance of the Existing Note. This Note restates and replaces the Existing Note.
     Each Maker further agrees to pay and deliver to Holder, when and as provided in the Loan Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Loan Agreement. The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Loan Agreement.
     This Note is made by the Makers pursuant to, and is subject to, all of the terms and conditions of the Loan Agreement. Reference is hereby made to the Loan Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Makers, a description of the collateral in which Liens have been granted by the Makers to secure the payment and performance of each Maker hereunder, the nature and extent of such Liens, and for a statement of the terms and conditions under which the due date of this Note may be accelerated.
     In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement, each Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.
     Each Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest and notice of dishonor.
     This Note and the rights of each Maker and any Holders hereof are governed by the laws of the State of New York.
     IN WITNESS WHEREOF, each Maker has executed and delivered this Note as of the date first above written.

ROYAL GOLD, INC.		HIGH DESERT MINERAL RESOURCES, INC.

By:	/s/ Tony Jensen	By:	/s/ Tony Jensen

Name:	Tony Jensen	Name:	Tony Jensen

Title:	President & CEO	Title:	President